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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
THE MIDDLEBY CORPORATION
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE MIDDLEBY CORPORATION

1400 Toastmaster Drive
Elgin, Illinois 60120

April 17, 2003

Notice of Annual Stockholders Meeting:

You are hereby notified that the Annual Meeting of Stockholders of The Middleby Corporation (the "Company") will be held at the Company's facility located at 1400 Toastmaster Drive, Elgin, Illinois 60120 at 10:30 a.m., local time, on Thursday, May 15, 2003, for the following purposes:

1.
To elect eleven directors to hold office until the 2004 Annual Meeting.

2.
To consider a proposal to ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending January 3, 2004 ("Fiscal 2003").

3.
To consider and act on a proposal to approve an amendment to the 1998 Stock Incentive Plan.

4.
To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 28, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting.

You are urged to attend the Meeting in person. Whether or not you expect to be present in person at the Meeting, please vote, sign and date the enclosed proxy and return it in the envelope provided.

                      By Order of the Board of Directors

                      DAVID B. BAKER
                       Secretary

THE MIDDLEBY CORPORATION

1400 Toastmaster Drive
Elgin, Illinois 60120

2003 ANNUAL MEETING OF STOCKHOLDERS
May 15, 2003
PROXY STATEMENT

GENERAL

This Proxy Statement and the accompanying proxy are furnished to stockholders of The Middleby Corporation (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors for use at the 2003 Annual Meeting of Stockholders (the "Meeting") to be held at the Company's facility located at 1400 Toastmaster Drive, Elgin, Illinois 60120, at 10:30 a.m. local time, on Thursday, May 15, 2003, for the purposes set forth in the accompanying Notice of Meeting. The Proxy Statement, the form of proxy included herewith and the Company's Annual Report to Stockholders for the fiscal year ended December 28, 2002 are being mailed to stockholders on or about April 17, 2003.

Stockholders of record at the close of business on March 28, 2003 are entitled to notice of and to vote at the Meeting. On such date there were outstanding 9,027,972 shares of common stock, par value $.01 per share, of the Company ("Common Stock"). The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. In deciding all questions, each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share held on the record date.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the Meeting, who will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote but as not voted for purposes of determining the approval of any matter submitted to the stockholders for a vote. Abstentions will have the same effect as negative votes. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Properly executed proxies will be voted in the manner directed by the stockholders. If no direction is made, such proxies will be voted FOR the election of all nominees named as set forth below under the caption "Proposal No. 1 — Election of Directors" as set forth therein as directors of the Company; FOR the ratification of the selection of Deloitte & Touche LLP for the fiscal year ending January 3, 2004 as set forth below under the caption "Proposal No. 2 — Ratification of Selection of Independent Public Accountants"; and FOR approval of an amendment to the 1998 Stock Incentive Plan as set forth below under the caption "Proposal No. 3 — Approval of an Amendment to the 1998 Stock Incentive Plan".

Any proxy may be revoked by the stockholder at any time prior to the voting thereof by notice in writing to the Secretary of the Company, either prior to the Meeting (at the above Elgin address) or at the Meeting if the stockholder attends in person. A later dated proxy will revoke a prior dated proxy. As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Meeting. If other proper matters are presented at the Meeting, however, it is the intention of the proxy holders named in the enclosed form of proxy to take such actions as shall be in accordance with their best judgment.

The information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company and their transactions with the Company is based upon information received from each individual as of March 28, 2003.

HOLDINGS OF STOCKHOLDERS, DIRECTORS,
DIRECTOR NOMINEES, AND EXECUTIVE OFFICERS

The following table sets forth, as of March 28, 2003, the name, address and holdings of each person known by the Company to be the beneficial owner of more than five percent of Common Stock, and the amount of Common Stock beneficially owned by each of the directors, director nominees and executive officers of the Company and by all directors, director nominees and executive officers of the Company as a group. The address of directors, director nominees and officers is c/o The Middleby Corporation, 1400 Toastmaster Drive, Elgin, Illinois 60120.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent Of Class
Directors, Director Nominees and Executive Officers
William F. Whitman, Jr.	1,993,571 shares	(1)	22.1%
Robert R. Henry	835,500 shares	(2)(3)(4)(5)	9.3%
W. Fifield Whitman III	541,946 shares	(6)	6.0%
Laura B. Whitman	459,625 shares	(3)(4)(5)(6)	5.1%
Selim A. Bassoul	312,530 shares	(7)	3.5%
A. Don Lummus	154,300 shares	(4)(5)	1.7%
David P. Riley	151,295 shares	(5)(8)	1.7%
Robert L. Yohe	56,000 shares	(3)(4)(5)	(9)
Sabin C. Streeter	38,000 shares	(4)(5)	(9)
David B. Baker	33,708 shares	(10)	(9)
John R Miller III	32,000 shares	(4)(5)	(9)
Philip G. Putnam	24,000 shares	(3)(4)(5)	(9)
All directors, director nominees and executive officers of the Company	4,632,475 shares	(1)-(8) & (10)	51.0%
Other 5% Owners
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	683,244 shares	(11)	7.6%
Corbyn Investment Management, Inc. Suite 108 2330 W. Joppa Road Lutherville, MD 21093	566,200 shares	(12)	6.3%
JANA Partners LLC 536 Pacific Avenue San Francisco, CA 94133	494,500 shares	(13)	5.5%

NOTES:

1.
Does not include 718,500 shares owned by the trusts described in Note 2 below, as to which Mr. Whitman disclaims beneficial ownership. Includes 255,300 shares owned by Mr. Whitman's spouse. Also included are 70,000 vested shares of Common Stock deemed issued upon exercise of stock options granted in February 1998 and 20,000 vested shares of Common Stock deemed issued upon exercise of stock options granted in February 2002.

2.
Includes 718,500 shares of Common Stock held by Mr. Henry as trustee under trusts as follows: (a) 437,250 shares for the benefit of Mr. Whitman's two adult children, W. Fifield Whitman III and Laura B. Whitman (218,625 shares owned by a trust for the benefit of Laura B. Whitman and 218,625 shares owned by a trust for the benefit of W. Fifield Whitman III — See Note 6 below), and (b) 281,250 shares for the benefit of Mr. Whitman's spouse. Mr. Henry disclaims beneficial ownership of these shares.

3.
Includes 15,000 vested shares of Common Stock deemed issued upon exercise of stock options granted in February 1996.

4.
Includes 3,000 vested shares of Common Stock deemed issued upon exercise of stock options granted in May 2000.

5.
Includes 3,000 vested shares of Common Stock deemed issued upon exercise of stock options granted in March 2003.

6.
Does not include 218,625 shares owned by Mr. Henry as trustee for the benefit of Laura B. Whitman or 218,625 shares owned by Mr. Henry as trustee for the benefit of W. Fifield Whitman III described in Note 2 above.

7.
Includes 73,750 vested shares of Common Stock deemed issued upon exercise of stock options.

8.
Includes 43,268 shares of Common Stock owned by trusts for the benefit of Mr. Riley's two adult children, for which Mr. Riley and his wife serve as trustees. Mr. Riley disclaims beneficial ownership of these shares. Also includes 73,670 shares of Common Stock held by Mr. Riley's spouse.

9.
Represents less than 1% of all common shares outstanding.

10.
Mr. Baker, age 45, is the Vice President, Chief Financial Officer and Secretary of the Company. His holdings include 9,825 vested shares of Common Stock deemed issued upon exercise of stock options.

11.
Information taken from Amended Schedule 13G, filed February 12, 2003, which states that the information is as of December 31, 2002 and shows sole voting power as to 683,244 shares and sole power of disposition as to 683,244 shares. The Amended Schedule 13G states that all securities reported on the schedule are owned by advisory clients of Dimensional Fund Advisors, Inc., and Dimensional Fund Advisors, Inc. disclaims beneficial ownership of all such securities.

12.
Information taken from Amended Schedule 13G, filed January 9, 2003, which states that the information is as of December 31, 2002 and shows sole voting power as to 566,200 shares and sole power of disposition as to 566,200 shares. The Amended Schedule 13G states that the filer is a group consisting of a registered investment adviser and a registered investment company.

13.
Information taken from Schedule 13D, filed January 31, 2003, which states that the information is as of January 21, 2003 and shows sole voting power as to 494,500 shares and sole power of disposition as to 494,500 shares. The Schedule 13D states that all securities were acquired with investment funds in accounts under the management of JANA Partners LLC.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company is required to report to its stockholders those directors, officers and owners of more than 10% of any class of the Company's equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), who fail to timely file reports of beneficial ownership and changes in beneficial ownership, as required by Section 16(a) of the Exchange Act. Review of fiscal year 2002 reporting records reveals that all SEC reporting was filed in a timely manner.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The Board of Directors of the Company has decided to increase the size of the Board from ten members to eleven members and to add W. Fifield Whitman III to the slate of director nominees. Eleven directors are to be elected by a plurality of the stockholder votes cast at the Meeting to serve until the 2004 Annual Meeting of Stockholders and until their successors shall be elected and shall qualify. The following persons have been nominated:

Name	Age	Principal Occupation(s) During Past Five Years and Other Public Directorships	Director of Company or Predecessor Since
Selim A. Bassoul	46	President and Chief Executive Officer of the Company and its principal subsidiary, Middleby Marshall Inc. ("MM") since January 1, 2001. Chief Operating Officer of the Company and MM from 2000 to 2001. Group President of Middleby Cooking Systems Group from 1999 to 2000. President of Southbend, a Middleby company, from 1996 to 1999.	2001
Robert R. Henry	62	President of Robert R. Henry Co., Inc., a venture capital firm, since 1989. Managing Director of Morgan Stanley & Co., Inc. from 1977 to 1989. Advisory Director of Morgan Stanley and a director of Somanetics Corporation, a medical monitor manufacturer.	1996
A. Don Lummus	67	President and Chief Executive Officer of Davenport Industries LLC, a manufacturer of machine tool equipment and parts, since January 2000. On December 16, 2002, Davenport Industries LLC filed a voluntary bankruptcy petition under the federal Bankruptcy Code in the United States Bankruptcy Court, Western District of New York. Chairman and Chief Executive Officer of Crudgington Machine Tools, a machine tool manufacturer, from 1995 to 2000.	1984
John R. Miller III	62	President of E.O.P, Inc., publisher of special market trade magazines. Director of First National Bank of Long Island and its holding company, the First of Long Island Corporation.	1978
Philip G. Putnam	62	Managing Director, Flagstone Capital, LLC, Investment Bankers, since 2000. Executive Vice President, Brean Murray & Co. Inc., investment bankers, from 1996 to 2000.	1978

David P. Riley	56	Retired President and Chief Executive Officer of the Company and MM. Director of Zebra Technologies Corporation, an industrial equipment manufacturer.	1983
Sabin C. Streeter	61	Adjunct Professor and Executive-in-Residence at Columbia Business School. Managing Director and Vice President of Donaldson, Lufkin & Jenrette Securities Corp., investment bankers, from 1976 to 1990 and from 1993 to 1997. Director of Oakwood Homes Corporation.	1987
Laura B. Whitman(1)	35	Vice President, Chinese Works of Art, Christie's, Inc., New York, since 2001. Vice President, Client Advisory, Christie's, New York from 1999 to 2001. Specialist in Chinese Paintings, Christie's, New York from 1995 to 1999.	1996
W. Fifield Whitman III(1)	33
		Vice President, Putnam Investments, investment management, since 2002. Vice President, Credit Suisse Asset Management, investment management, from 1999 to 2002. Associate, Lehman Brothers, Inc., investment bankers, from 1993 to 1998.	N/A
William F. Whitman, Jr.	63	Chairman of the Board of the Company and MM.	1978
Robert L. Yohe	66	Independent Director and Corporate Advisor. Vice Chairman and Director of Olin Corporation, a chemicals manufacturer, 1993 to 1994, and from 1985 to 1992, President of Olin Chemicals, a division of Olin Corporation. Director of Airgas, Inc., Calgon Carbon Corporation, and Marsulex Inc.	1996

(1)
Laura B. Whitman is the daughter and W. Fifield Whitman III is the son of William F. Whitman, Jr., the Chairman of the Board of the Company.

The Board of Directors knows of no reason why any of the foregoing nominees will be unavailable to serve, but, in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend.

Committees; Board Meetings

The Company has an Audit Committee composed of Messrs. Putnam (Chairman), Streeter and Lummus. During the fiscal year ended December 28, 2002, the Audit Committee met three times for the purposes of (i) approving the selection of the Company's independent auditors; (ii) reviewing the arrangements for and scope of the audit; (iii) discussing any matters of concern to the Committee and/or the Board of Directors with regard to the Company's financial statements or other results of the audit; and (iv) reviewing the Company's internal accounting procedures and controls and the activities and recommendations of the Company's independent auditors. The members of the Audit Committee are independent as defined in current listing standards of the Nasdaq Stock Market, Inc.

The Company has a Compensation Committee composed of Messrs. Yohe (Chairman), Henry, Miller, and Riley. The Compensation Committee met once during the fiscal year ended December 28, 2002. The function of the Compensation Committee is to review and approve recommendations concerning the compensation of the Chairman of the Board and the President and Chief Executive Officer of the Company. The Company does not have a Nominating Committee.

The Board of Directors of the Company held five meetings during the fiscal year ended December 28, 2002, and each director attended at least 75% of all Board and applicable Committee meetings.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation for services to the Company in all capacities for the fiscal years ending December 28, 2002 (the "2002 fiscal year"), December 29, 2001 (the "2001 fiscal year"), and December 30, 2000 (the "2000 fiscal year"), received by those persons who were, during the 2002 fiscal year, (i) the chief executive officer and (ii) the most highly compensated executive officers of the Company whose total annual salary and bonus in the 2002 fiscal year exceeded $100,000.

SUMMARY COMPENSATION TABLE

Long-Term Compensation Awards
	Annual Compensation					Other Annual Compensation ($)(2)		Securities Underlying Options/ SARs(#)(3)	All Other Compensation ($)(4)
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)(1)
William F. Whitman, Jr. Chairman of the Board	2002 2001 2000	$ $ $	440,487 451,545 359,815	$ $ $	1,185,000 825,000 684,960	$ $ $	70,000 67,000 67,000	100,000 — —	$ $ $	16,151 16,847 12,423
Selim A. Bassoul President and Chief Executive Officer	2002 2001 2000	$ $ $	319,600 279,722 270,020	$ $ $	1,185,000 825,000 920,000	$ $ $	465,853 9,000 153,397	200,000 — —	$ $ $	8,071 8,251 176,514
David B. Baker Vice President, Chief Financial Officer and Secretary	2002 2001 2000	$ $ $	134,429 124,042 116,316	$ $ $	230,230 69,300 240,000		— — —	10,000 10,000	$ $ $	8,634 9,000 6,447

NOTES:

1.
Amounts in 2001 and 2002 include any amounts paid pursuant to the Company's Management Incentive Plan, described elsewhere in this Proxy Statement.

2.
Amounts in 2002, 2001 and 2000 for Mr. Whitman represent director's fee for services to the Company and its subsidiaries. Mr. Bassoul's 2002 amount includes director's fee for services to the Company and its subsidiaries and the forgiveness of a debt plus interest upon reaching certain operating performance goals, his 2001 amount includes director's fees for services to the Company and its subsidiaries, and his 2000 amount includes the forgiveness of a debt plus interest upon reaching certain operating performance goals. Details of debt forgiveness transactions for Mr. Bassoul are described elsewhere in this Proxy Statement under "Employment Agreements".

3.
Amounts represent options to purchase shares of Common Stock awarded under the Company's 1998 Stock Incentive Plan.

4.
All Other Compensation consists of (a) the Company's Profit Sharing Contributions, (b) 401(k) Company Matching Contributions; (c) insurance premiums paid by the Company on a group term life insurance policy; and (d) relocation benefits paid. Individual amounts are as follows (amounts shown are for each of 2002, 2001 and 2000, respectively):

(a)
Mr. Whitman, Mr. Bassoul, and Mr. Baker, received Profit Sharing Contributions of $5,863, $6,487 and $6,245.

(b)
401(k) Company Matching Contributions for Mr. Whitman were $2,824, $2,830 and $0; for Mr. Bassoul were $1,833, $1,200 and $0; and for Mr. Baker were $2,399, $2,289 and $0.

(c)
Life insurance premiums paid by the Company for Mr. Whitman were $7,464, $7,530 and $6,178; for Mr. Bassoul were $375, $564 and $216; and for Mr. Baker were $372, $224 and $202.

(d)
Relocation expenses paid to Mr. Bassoul totaled $170,053 for the 2000 fiscal year.

Employment Agreements

WILLIAM F. WHITMAN, JR. The Company and MM entered into an employment agreement with Mr. Whitman dated as of March 10, 1978, as amended and restated January 1, 1995, as amended as of January 1, 1998, as amended as of January 1, 2001, and as amended as of April 16, 2002. The employment agreement, as amended, provides, among other things, for Mr. Whitman to serve as Chairman of the Board of Directors of the Company and Chairman of the Board of MM for a term ending December 31, 2006 and for a specified minimum amount of annual compensation. In addition, the employment agreement provides that Mr. Whitman shall be entitled to certain retirement benefits in the event of Mr. Whitman's termination of employment for any reason, including death or disability, such payments to commence on the first day of the month following the date of such termination of employment. The Company has established, and transferred assets to, a grantor trust for satisfying the retirement benefit obligation under this employment agreement. Each monthly installment of retirement benefits shall be in an amount (subject to CPI adjustments) equal to one- twelfth (1/12) of 75% of Mr. Whitman's total compensation in effect during the last year of his employment with the Company. Any such retirement benefits will be reduced, commencing March 1, 2005, by the amount per month which Mr. Whitman is entitled to receive under the Salaried Retirement Plan of the Company which was terminated in 1982. Retirement benefits will be paid to Mr. Whitman for his life, or if he dies before age 75, such benefits will be paid to his spouse until he would have attained age 75.

The employment agreement gives both parties the right to terminate in the event of a breach (willful breach, if the Company is terminating) of the obligations of the other party under the agreement, with certain payments to Mr. Whitman in certain events. The agreement may also be terminated by the Company at any time without cause upon 90 days notice, such termination to be effective in two years, but in such event Mr. Whitman would be entitled to salary and bonus for such two-year period. After termination for any reason except breach by the Company or MM, the Company and MM may elect to pay Mr. Whitman his base salary for an additional year, in which event Mr. Whitman may not compete with the Company or MM for such period of time. Moreover, the agreement extends to Mr. Whitman the right to terminate his employment at any time during a two-year period following a change in control of the Company, and upon such termination Mr. Whitman is entitled to receive as severance pay an amount equal to two years of his base salary, all accrued but unpaid salary, and all retirement benefits under the agreement.

In addition, the Company maintains for the continued benefit of Mr. Whitman and his spouse all health and medical plans and programs which the Company maintains for its senior executives and their families. Mr. Whitman and his spouse are entitled to such health and medical benefits for life.

SELIM A. BASSOUL. The Company and MM entered into an employment agreement with Mr. Bassoul dated as of May 16, 2002. The employment agreement provides, among other things, for Mr. Bassoul to serve as President and Chief Executive Officer of the Company and of MM for a term ending December 31, 2006. Under the agreement, Mr. Bassoul receives an annual base salary of $260,000; provided that if the Company and MM meet certain financial goals, which are based on their earnings before interest, taxes, depreciation and amortization ("EBITDA"), for the period commencing January 1, 2002 and ending June 30, 2002, Mr. Bassoul's annual base salary is to be increased to $360,000, effective July 1, 2002. The Company met its EBITDA goal for that period. The employment agreement further provides that Mr. Bassoul is eligible to participate in the Company's Management Incentive Plan, described elsewhere in this proxy statement. In addition, Mr. Bassoul was granted stock options with respect to 200,00 shares of Common Stock under the 1998 Stock Incentive Plan, plus options for an additional 50,000 shares if the 2002 EBITDA goal was met. Those stock options were approved at the 2002 annual meeting of the stockholders of the Company. The Company met its 2002 EBITDA goal.

The employment agreement gives both parties the right to terminate at any time. If the Company and MM terminate the agreement without cause or Mr. Bassoul's employment is terminated within the six-month period following a change in control, Mr. Bassoul will be entitled to (a) payments for a period of 24 months following his termination date in an amount equal to his annual monthly salary in effect on such date and (b) continued participation in all health and medical plans and programs which the Company and MM maintain for senior executives and their families for a period of two years from his termination date. The employment agreement superseded all prior severance agreements with Mr. Bassoul.

In addition, Mr. Bassoul participates in two separate, special executive compensation plans. On November 8, 1999, the Company loaned Mr. Bassoul the sum of $434,250, which was repayable with interest of 6.08% as of February 28, 2003 and established in conjunction with 100,000 shares of Common Stock purchased at the market price by the Company on behalf of Mr. Bassoul. In accordance with a special incentive agreement with Mr. Bassoul, the loan and the related interest was to be forgiven by the Company if certain targets of earnings before taxes ("EBT") for fiscal years 2000, 2001 and 2002 were achieved. As of December 28, 2002, the entire loan had been forgiven as the financial targets established by the special incentive agreement had been achieved. One-third of the principal loan amount had been forgiven in fiscal year 2000 and the remaining two-thirds was forgiven in fiscal year 2002.

In March 2001, the Company loaned Mr. Bassoul the sum of $300,000 to pay for the purchase of 50,000 shares of Common Stock. The loan bears interest at the rate of 6.00% per annum. The Company agreed to forgive the indebtedness in increments over a three-year period if the Company reaches stated levels of EBT per share for fiscal years 2001, 2002 and 2003. The Company did not achieve the stated EBT level for fiscal year 2001, and, accordingly, no debt forgiveness occurred with respect to that time period. The Company did achieve its EBT level for fiscal year 2002. Therefore, as of December 28, 2002, one-third of the principal loan amount had been forgiven, and there was an outstanding loan principal loan balance of $200,000 plus interest as of March 28, 2003. If Mr. Bassoul voluntarily leaves the Company, the unforgiven portion of the loan becomes due.

DAVID B. BAKER. In June 2002, the Company and Mr. Baker entered into a two-year severance agreement which provides that in the event of Mr. Baker's involuntary termination of employment with the Company other than for cause, or in the event Mr. Baker voluntarily leaves the Company within six months after a change in control, Mr. Baker is entitled to severance pay equal to one year's base salary plus one year's continued health and medical benefits.

Tax Qualified Retirement Plans

The Company maintains two tax-qualified 401(k) plans for employees: (1) The Middleby Corporation Profit Sharing and Savings Plan and (2) The Middleby Corporation Union 401k Plan.

The Middleby Corporation Profit Sharing and Savings Plan is for employees and the employees of affiliated employers who are not union employees, non-resident aliens or leased employees. Each eligible employee becomes a participant upon employment. This plan provides for an annual discretionary profit sharing contribution by the Company and affiliated companies. The profit sharing contribution is allocated to individual accounts of participants in proportion to their compensation and is integrated with the applicable Social Security taxable wage base. A participant's profit sharing account begins vesting after 2 years of service with the Company and affiliated employers and is fully vested after 5 years of service. A participant whose employment terminates for reasons other than death, total disability or retirement on or after attaining age 65 is entitled only to the vested portion of his account. The Plan also permits participants to contribute to their own accounts on a pre-tax basis by means of compensation deferral elections. The portion of a participant's account that is attributable to compensation deferral contributions is always 100% vested. The Plan also permits the Company and affiliated employers to make matching contributions under the Savings Plan that are allocated to participants as a uniform percentage of their compensation deferral contributions for the same year. The portion of a participant's account that is attributable to matching contributions is subject to the same vesting rules that apply to that participant's profit sharing account. During the fiscal year ended December 28, 2002, the Company made Profit Sharing contributions of $600,000 and matching contributions of $421,301 to this plan. Aggregate contributions to executive officers in such fiscal year totaled an estimated $24,645.

The Middleby Corporation Union 401k Plan, adopted on July 1, 2002, is for the benefit of union employees working for the Middleby Cooking Systems Group in Elgin, Illinois. Each eligible employee becomes a participant upon employment. This Plan provides for an annual employer contribution to each union member of $500 on July, 1, 2002, $500 on January 1, 2003, $1,000 on January 1, 2004, $1,500 on January 1, 2005, $1,500 on January 1, 2006 and $1,500 on January 1, 2007. Employer contributions to participant's 401k accounts begin vesting after 2 years of service with the Company and affiliated employers and is fully vested after 5 years of service. A participant whose employment terminates for reasons other than death, total disability or retirement on or after attaining age 65 is entitled only to the vested portion of his account. The Plan also permits participants to contribute to their own accounts on a pre-tax basis by means of compensation deferral elections. The portion of a participant's account that is attributable to deferral reduction contributions is always 100% vested. The Plan also permits the Company to make matching contributions under the Union 401k Plan that are allocated to participants as a uniform percentage of their deferral reduction contributions for the same year. The portion of a participant's account that is attributable to matching contributions is subject to the same vesting rules that apply to that participant's employer contribution account. All union participants who were employed by the Middleby Corporation on or before April 30, 1997 are fully vested in all Company contributions to their individual 401k accounts. During the fiscal year ended December 28, 2002, the Company made employer contributions of $82,500 and matching contributions of $52,882 to this plan. There were not any contributions under this plan to executive officers of the Company.

Management Incentive Compensation Plan

The Company has established The Middleby Corporation Management Incentive Compensation Plan (the "Management Incentive Plan"), approved at the 2001 annual meeting of stockholders, which is intended to be a performance-based compensation program, the compensation payable under which is not subject to the $1,000,000 limitation on deductible compensation set forth in Section 162(m) of the Internal Revenue Code of 1986, as amended. Executive officers of the Company and other key employees selected by the Compensation Committee who have been employed by the Company for at least six months are eligible to receive incentive compensation under the Management Incentive Plan, provided that they are employed by the Company on the last day of the fiscal year. Payments under the Management Incentive Plan for any fiscal year are based on attainment of pre-established performance goals approved by the Compensation Committee relating to the Company's adjusted earnings before interest, income taxes, depreciation and amortization ("EBITDA") for such fiscal year. The maximum amount that can be paid for any fiscal year to any covered employee under the Management Incentive Plan is $1,822,000. Payments under the Management Incentive Plan are made in cash after completion of the year end audit. Messrs. Whitman, Bassoul and Baker and certain other senior managers of the Company participated in the Management Incentive Plan in fiscal 2002.

Stock Option Grants

The following table sets forth certain information concerning individual grants of stock options made during the fiscal year ended December 28, 2002 to the named executive officers of the Company receiving such grants under the Company's 1998 Stock Incentive Plan.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants
	Number of Securities Underlying Options/SARs Granted (#)		Percent Of Total Options/SARs Granted to Employees in Fiscal Year				Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term
				Exercise or Base Price Per Share ($/Sh)
						Expiration Date
Name							5% ($)	10% ($)
William F. Whitman, Jr.	100,000	(1)	26%	$5.90	(2)	02/26/12	$961,048	$1,530,308
Selim A. Bassoul	200,000	(1)	53%	$5.90	(2)	02/26/12	$1,922,096	$3,060,616
David B. Baker	10,000	(1)	3%	$5.90	(2)	02/26/12	$96,105	$153,031

NOTES:

(1)
This option grant is exerciseable each year in 20% increments beginning February 26, 2003 through February 26, 2007 and expires on February 26, 2012.

(2)
The exercise price was based upon the closing price of the Company shares on February 26, 2002.

Option Exercises and Fiscal Year-End Values

The following table sets forth certain information concerning the exercise of stock options during the fiscal year ended December 28, 2002 by each of the named executive officers and the fiscal year-end value of unexercised options under the 1998 Stock Incentive Plan and the 1989 Stock Incentive Plan. Options awarded under these plans become exercisable in accordance with the terms of the grant.

Aggregated Option/SAR Exercises in Last Fiscal Year
and FY-End Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs At FY-End(#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at FY-End($) Exercisable/ Unexercisable(1)
William F. Whitman, Jr.	0	N/A	70,000/130,000	$738,500/$1,371,500
Selim A. Bassoul	0	N/A	33,750/200,000	$356,063/$2,110,000
David B. Baker	0	N/A	7,375/15,625	$77,806/$164,843

(1)
Values based on the Company's 2002 fiscal year end closing common stock share price of $10.55.

Equity Compensation Plan Information

The following table provides information as of December 28, 2002 with respect to shares of Common Stock that may be issued under the Company's existing equity compensation plans, including the 1998 Stock Incentive Plan and the 1989 Stock Incentive Plan. The table does not include information regarding the proposed amendment to the 1998 Stock Incentive Plan being submitted to stockholders for approval at the Meeting.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance (c)
Equity compensation plans approved by security holders	558,125	$6.06	91,563
Equity compensation plans not approved by security holders	81,000	$7.111	N/A
Total	639,125	$6.1932	91,563

Summary of Equity Compensation Plans Not Approved by Stockholders

As of December 28, 2002, the Company had made two separate option grants to directors which were not approved by stockholders: a 1996 grant and a 2000 grant. The Company believes that it is important to develop compensation and incentive packages that will attract and retain qualified members to serve on the Board of Directors, while linking their performance to increasing shareholder value. The Company believes that periodically granting stock options to board members is an effective means to achieving this goal. Board members received option grants to purchase 15,000 shares of Common Stock in 1996 and 3,000 shares of Common Stock in 2000. Such options were tied to the level of effectiveness of the Board of Directors in direct relation to creating shareholder value in the applicable year. Under each grant, the options were granted at the current market value, the options vested immediately with a term of no longer than 10 years.

Stock Price Performance Graph

The graph below compares five-year cumulative total return for a stockholder investing $100 in the Company on December 31, 1997 with the Nasdaq Stock Market Index and the Index of Nasdaq Non-Financial Stocks over the same period, assuming reinvestment of dividends. The Company does not believe it is feasible to provide a comparison against a group of peer companies, as there is an insufficient number of other similar publicly traded companies. The following graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the "Securities Act") or the Exchange Act, except to the extent the Company specifically incorporates the information contained therein by reference, and shall not otherwise be deemed filed under such Acts.

	1997	1998	1999	2000	2001	2002
The Middleby Corporation	100	46.35	71.96	76.82	66.58	135.72
The Nasdaq Stock Market Index	100	140.99	261.48	157.78	125.17	86.54
Nasdaq Non-Financial Stocks Index	100	146.75	287.70	168.05	128.51	84.02

Report of the Audit Committee

The Audit Committee conducted its oversight activities for the Company in accordance with the duties and responsibilities outlined in the Audit Committee charter, approved by the Board of Directors on March 4, 2003 (attached as Appendix A to this Proxy Statement).

The Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended December 28, 2002.

The Audit Committee discussed with the independent auditors, Deloitte & Touche LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as modified or supplemented, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as modified or supplemented, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

Based on reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 28, 2002 be included in the Company's annual report on Form 10-K for the fiscal year ended December 28, 2002.

The Middleby Corporation Audit Committee Philip G. Putnam, Chairman, Sabin C. Streeter, A. Don Lummus

Change of the Company's Auditor

On July 24, 2002, the Board of Directors of the Company, on the recommendation of the Audit Committee, dismissed Arthur Andersen LLP ("Andersen") as its independent public accountants and engaged Deloitte & Touche LLP to serve as the Company's independent public accountants for fiscal year 2002.

Andersen's reports on the Company's consolidated financial statements for the two most recent fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During fiscal years 2000 and 2001 and through July 25, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

After making reasonable efforts, the Company has been unable to obtain a letter from Andersen stating whether Andersen agrees with the foregoing statements, and, therefore, pursuant to Item 304T of Regulation S-K, such letter has not been filed.

During fiscal years 2000 and 2001 and through July 25, 2002, Middleby did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Audit Firm Fee Summary

During the fiscal year ended December 28, 2002, the Company retained its principal auditor, Deloitte & Touche LLP, to provide services in the following categories and amounts:

Audit Fees	$352,000(1)
Financial Information Systems Design & Implementation Fees	$0(2)
All Other Fees	$161,785(3)

1.
In addition, the Company paid $275,450 in audit fees to Arthur Andersen LLP prior to dismissal.

2.
In addition, the Company paid $0 in financial information systems design and implementation fees to Arthur Andersen LLP prior to dismissal.

3.
In addition, the Company paid $89,505 in other fees to Arthur Andersen LLP prior to dismissal and $15,500 to Grant Thornton LLP for benefit plan audit.

The Audit Committee has considered whether the provision of non-audit services by the Company's principal auditor is compatible with maintaining the independence of Deloitte & Touche LLP as the Company's public accountants.

Report of the Compensation Committee and Board of Directors

This Report of the Compensation Committee and Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act except to the extent the Company specifically incorporates the information contained herein by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee reviews and approves recommendations concerning the compensation of the Chairman as well as the President and Chief Executive Officer of the Company. The full Board of Directors reviews the Company's operating profit target levels and the bonus component of the compensation of executive officers and senior managers of the Company, other than the Chairman and the President and Chief Executive Officer. The basic strategy of the Compensation Committee is to have a significant portion of executive compensation at risk, where payment of bonuses is tied to performance and creating shareholder value.

William F. Whitman, Jr., Chairman of the Board, is employed by the Company pursuant to an employment agreement, which is summarized elsewhere in this Proxy Statement. The current levels of base salary for Mr. Whitman has been determined on the basis of the value contributed by Mr. Whitman to the longstanding operations of the Company and MM. Mr. Whitman's 2002 bonus was based upon achieving strategic initiatives, fulfilling cost containment goals, and fulfilling certain earnings before interest, taxes, depreciation and amortization ("EBITDA") goals.

Selim A. Bassoul, President and Chief Executive Officer, is employed by the Company pursuant to an employment agreement which is summarized elsewhere in this Proxy Statement. Mr. Bassoul's 2002 compensation for the fiscal year ended December 28, 2002 was based upon his performance as President and Chief Executive Officer of the Company, including his contributions to achieving strategic initiatives, fulfilling cost containment goals, and fulfilling certain EBITDA goals.

The compensation of other executive officers and senior managers of the Company are set at levels to be competitive with amounts paid to executive officers and senior managers with comparable qualifications, experience and responsibilities at other businesses of similar type or with similar market capitalization. Such individuals receive a salary and also participate in the annual Management Incentive Plan. The Management Incentive Plan provides for payment of bonuses determined as a percentage of such participant's base salary depending on the achievement of certain levels of EBITDA. Target levels are set annually to be in line with the Company's annual budget, and are presented by the President and Chief Executive Officer to the Board of Directors for review and approval.

The Board of Directors believes that awards under the Company's incentive plans link the financial interests of management with those of the stockholders. Grants during any fiscal year, including the fiscal year ended December 28, 2002, are based on an individual's long-term contribution to the operations of the Company and MM.

The Compensation Committee: Robert L. Yohe, Chairman, Robert R. Henry, John R. Miller III, and David P. Riley
Other Directors: William F. Whitman, Jr., Selim A. Bassoul, A. Don Lummus, Philip G. Putnam, Sabin C. Streeter, and Laura B. Whitman

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Robert R. Henry, John R. Miller III, David P. Riley and Robert L. Yohe, all of whom are independent directors of the Company and are not officers of the Company. William F. Whitman, Jr., Chairman of the Board, and Selim A. Bassoul, President and Chief Executive Officer of the Company, participate with the full board in reviewing and approving certain components of compensation of other executive officers and senior managers. Recommendations concerning the compensation of Messrs. Whitman and Bassoul, however, are subject to the review and approval of the Compensation Committee.

Directors' Compensation

Each director of the Company receives an annual fee of $20,000, and each director who is not an officer of the Company receives an additional fee of $1,000 for each meeting of the Board of Directors or committee thereof that he or she attends and $500 for each telephonic meeting that he or she participates in. Each director who serves as a committee chair receives an additional annual fee of $5,000. The Company has made certain one-time stock option grants to non-management directors, as described elsewhere in this proxy statement under the captions "Holdings of Stockholders, Directors, Director Nominees and Executive Officers" and "Equity Compensation Plan Information".

Directors' Retirement Plan

The Company maintains an unfunded retirement plan for non-employee directors. The plan provides for an annual benefit upon retirement from the Board of Directors at age 70, equal to 100% of the director's last annual retainer, payable on a quarterly basis for a number of years equal to the director's years of service, up to a maximum of 10 years.

PROPOSAL NO. 2 — RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

Deloitte & Touche LLP served as independent public accountants for the Company for the fiscal year ended December 28, 2002. The Audit Committee has selected Deloitte & Touche LLP to continue to provide audit services for the current fiscal year ending January 3, 2004. Accordingly, the Board of Directors recommends that stockholders ratify the selection of Deloitte & Touche LLP to audit the Company for the current fiscal year. Representatives of Deloitte & Touche LLP are expected to attend the annual meeting, to make a statement if they desire to do so, and to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP.

PROPOSAL NO. 3 — APPROVAL OF AN AMENDMENT TO THE 1998 STOCK INCENTIVE PLAN

The Board of Directors has adopted, subject to stockholder approval, a proposal to amend the 1998 Stock Incentive Plan (the "Plan") to increase the number of shares with respect to which options may be granted by an additional 250,000 shares to a Plan aggregate of 1,100,000 Common Stock shares.

The Board of Directors believes it is important to develop compensation packages that will attract and retain executive officers of the Company. Increasing the number of shares with respect to which options can be granted will provide the Company with the flexibility that the Board feels is needed to achieve this goal.

The Plan as originally adopted provided that options may be granted for an aggregate of 550,000 shares of Common Stock and amended, pursuant to 2002 stockholder approval, to an aggregate of 850,000 shares of Common Stock. As a result of option grants and exercises, only 91,563 shares were available for future option grants under the Plan at March 28, 2003.

On March 5, 2003, certain executive employees and management of the Company were granted options for 139,600 shares of Common Stock under the Plan, including 89,600 to Mr. Bassoul and certain other executive employees as well as 50,000 to Mr. Whitman. Those options were granted on March 5, 2003 at an exercise price of $10.51 per share (100% of fair market value on the grant date), expire 10 years from the grant date, and vest as follows: 20% on March 5, 2004; 40% on March 5, 2005; 60% on March 5, 2006; 80% on March 5, 2007; and 100% on March 5, 2009. If the stockholders do not approve the proposed amendment to the Plan, the options granted to Mr. Whitman on March 5, 2003 for 50,000 shares will be cancelled.

If stockholders approve the proposed amendment to the Plan, (1) the aggregate number of shares of Common Stock available for grants under the Plan will increase from 850,000 to 1,100,000, and (2) the number of shares available for future option grants under the Plan will be 201,963 after taking into account the 139,600 options granted to executive employees as described above. At March 28, 2003, an aggregate of 558,125 shares were covered by unexercised options under the Plan; and to the extent that any of these options should expire or be forfeited, shares covered by such options may be re-granted under the Plan.

On March 28, 2003, the last reported sale price of Common Stock on the Nasdaq National Market was $10.55 per share.

Description of the Plan

The Plan permits the granting of any or all of the following: (1) stock options, including incentive stock options, (2) stock appreciation rights ("SARs"), in tandem with stock options or free-standing, (3) restricted stock, and (4) performance stock.

The Board of Directors of the Company administers the Plan. The Board has the authority to make grants and to determine their terms; provided, however, that the selection of eligible employees for participation and decisions concerning the timing, pricing and amount of a grant is made solely by a committee consisting of two or more directors. Subject to the provisions of the Plan, the Board has the authority to interpret the provisions of the Plan, to adopt any rules, procedures and forms necessary for the operation and administration of the Plan, and to determine all questions relating to the eligibility and other rights of all persons under the Plan. All employees of the Company and its subsidiaries and affiliates are eligible to be participants.

The number of shares of Common Stock available for grants under the Plan is subject to adjustment if there is a merger, consolidation, stock dividend, split-up, combination, or exchange of shares, recapitalization or change in capitalization with respect to the shares of Common Stock. The shares of stock deliverable under the Plan may consist in whole or in part of unissued shares or reacquired shares. If a grant expires or is canceled, any shares which were not issued or fully vested under the grant at the time of expiration or cancellation will again be available for grants.

Options may be either "Incentive Stock Options", as defined in Section 422 of the Internal Revenue Code (the "Code"), or options not intended to be so qualified ("Non-qualified Options"). The Board may grant more than one option to a participant during the life of the Plan, and such option may be in addition to an option or options previously granted. However, the aggregate fair market value of stock with respect to which Incentive Stock Options are exercisable for the first time by such individual during any calendar year (under all stock option plans of the Company and its subsidiaries) may not exceed $100,000. Incentive Stock Options shall be exercisable at no less than 100% of the fair market value of the shares on the date of grant, subject to anti-dilution provisions. However, if any Incentive Stock Option is granted to an individual who owns more than 10% of the total combined voting power of all classes of stock of the Company, actually or constructively under Section 424 of the Code, such option shall be exercisable at 110% of the fair market value of the stock subject to the option. Non-qualified Options may be granted at less than 100% of the fair market value of shares on the date of grant.

To comply with Section 162(m) of the Code with respect to future grants of options, the Plan (i) limits the number of shares to which options may be granted to each executive officer whose compensation is required to be reported in the Company's annual proxy statement (an "Executive Officer") to 100,000 during any fiscal year during which such person serves as an Executive Officer (except that in fiscal year 2002, pursuant to stockholder approval, Mr. Bassoul received a one-time grant of options for 200,000 shares); and (ii) provides that certain required decisions concerning grants under the Plan will be made by a committee of "outside directors" appointed by the Board of Directors. Section 162(m) of the Code limits the deductible compensation paid to Executive Officers of publicly held corporations to $1,000,000. Any taxable compensation which is recognized by an Executive Officer upon (i) the exercise of a nonstatutory option or (ii) a disqualifying disposition of stock acquired under an incentive stock option, is subject to the limit. However, the limit will not apply if the options are granted under a stockholder-approved plan document which specifies the maximum number of option shares that can be granted to an Executive Officer during the corporation's tax year, provided that each grant is determined by a directors' committee which is comprised solely of "outside directors".

Options granted pursuant to the Plan will generally be transferable only by will or by laws governing descent and distribution, and during the lifetime of an optionee, will be exercisable only by the optionee. However, subject to the approval of the Board, the Plan provides that an option may be transferable, as permitted under the Exchange Act, as long as such transfers are made to one or more of the following: family members, including children of the optionee, the spouse of the optionee, or grandchildren of the optionee, trusts for such family members or charities ("Transferees"), and provided that such transfer is a bona fide gift and, accordingly, the optionee receives no consideration for the transfer, and that the options transferred continue to be subject to the same terms and conditions that were applicable to the options immediately prior to the transfer. In the event of such a transfer, the Transferee may not subsequently transfer such option. However, the designation of a beneficiary will not constitute a transfer.

No option will be exercisable following three months after termination of employment with the Company (or such shorter or longer period as the option may provide) unless such termination of employment occurs by reason of disability or death. In the event of the disability or death of an optionee while an employee of the Company or any subsidiary of the Company, the options or unexercisable portions thereof, to the extent exercisable on the date of disability or death, shall be exercisable at any time for a period not to exceed the expiration of one year from the date of disability or death (or such shorter period as the option may provide). In no event, however, shall an option be exercisable after the expiration of ten years from the date such option was granted (five years in the case of Incentive Stock Options granted to an optionee owning more than 10% of the voting power of stock of the Company as contemplated by Section 425 (d) of the Code), or beyond the term for which it was granted.

Payment for shares of Common Stock purchased upon exercise of an option granted under the Plan shall be made in full at the time of such exercise, whether in cash, shares of Common Stock (valued at fair market value), or, except as prohibited by law, by a note payable to the Company, or in a combination of cash, notes and shares of stock. Under this provision, "pyramiding" of the shares may be allowed. In pyramiding, an optionee requests the Company to apply the shares received upon exercise of a portion of an option to satisfy the purchase price for additional portions of the option. The effect of pyramiding is to allow an optionee to deliver a relatively small number of shares in satisfaction of the purchase price of even the largest option. The technique yields an optionee no more than the appreciation or "spread" inherent in the exercise of the option.

A SAR may be granted free-standing or in tandem with new options. However, a SAR which is issued in tandem with an Incentive Stock Option will be subject to the following: (i) it will expire no later than at the expiration of the Incentive Stock Option; (ii) payment under the SAR will not exceed 100% of the difference between the exercise price of the option and the fair market value of stock on the date the SAR is exercised; (iii) it will be transferable only when the option is transferable, and under the same conditions; (iv) it will be exercisable only when the option is exercisable; and (v) it may only be exercised when the fair market value of the Company's stock exceeds the exercise price of the option. Payment by the Company upon exercise of a SAR will be in cash, stock, or any combination thereof as the Board shall determine.

The Plan provides that each grant of restricted stock shall include a description of the restrictions applicable to the grant and the conditions on which the restrictions may be removed. Each grant will also provide whether the recipient must pay any amount in connection with the grant and, if so, the amount and terms of that payment. Such amount shall not exceed 10% of the fair market value of the restricted stock at the time the grant is made, and may be for such lesser amount as shall be determined by the Board of Directors.

The Plan provides that each grant of performance stock shall include a description of any applicable provisions relating to the performance period and performance criteria. Performance stock awards offer certain employees the potential for substantial financial incentives (in addition to potential appreciation in the value of Common Stock) based on continued service and the achievement of long-term Company performance goals, but in a manner that also places such employees at risk in the event of poor Company performance. The Company offers the opportunity to purchase a specified number of Company shares at market price to selected employees pursuant to a performance award structure. The amount of shares to be granted will be at the discretion of the Plan committee.

Except as prohibited by law, the purchase of shares under the structure is fully financed by full-recourse interest-bearing loans provided by the Company. Purchasing employees are also eligible to receive a deferred cash incentive award at the end of a 5-year incentive period. Two-thirds of the incentive award will be based on Company performance criteria during the performance period. The remaining one-third of the incentive award are be based on the participant's continued service with the Company until the end of the performance period. The maximum incentive award (based on achievement of certain target performance goals) is equal to the amount of the loan plus accrued interest through the date of the award payment. The portion of the incentive award attributable to Company performance criteria varies based on the degree of achievement of the performance requirement. Currently, the initial award performance criteria are be based on the Company's earnings per share. The Company reserves the right to alter the structure of any performance stock award under the Plan.

If there is a merger, consolidation, stock dividend, split-up, combination or exchange of shares, recapitalization or change in capitalization with respect to the shares of Common Stock, or any other corporate action with respect to the shares of Common Stock which, in the opinion of the Board, adversely affects the relative value of a grant, the number of shares and the exercise price (in the case of an option) of any grant which is outstanding at the time of that event will be adjusted by the Board to the extent necessary to remedy the adverse effect on the grant's value.

Plan Benefits

One share of Common Stock underlies each option granted under the Plan. The following table shows the number of options granted under the Plan as of March 28, 2003:

Name and Position	Number of Options Granted Under the Plan(1)
Selim A. Bassoul President, Chief Executive Officer and nominee for election as a director	290,000	(2)
William F. Whitman, Jr. Chairman of the Board and nominee for election as a director	250,000	(2)
David B. Baker Vice President, Chief Financial Officer and Secretary	28,000	(2)
All current executive officers as a group	568,000	(2)
All current directors who are not executive officers as a group	100,000	(3)
Each nominee for election as a director, excluding Messrs. Whitman and Bassoul	100,000	(3)
Each associate of any such directors, executive officers or nominees	None
Each other person who received or is to receive 5 percent of such options	None
All current employees who are not executive officers as a group	158,500	(2)

(1)
The number of options granted under the Plan includes forfeited, expired, vested, unvested, exercised, and unexercised options.

(2)
Includes options granted on March 5, 2003. The 50,000 options granted to Mr. Whitman are subject to stockholder approval of the proposed amendment to the Plan.

(3)
Consists of options granted to David P. Riley during his term as Chief Executive Officer of the Company, which have since been forfeited back to the Plan.

Federal Income Tax Consequences of the Plan

With respect to Non-qualified Options, the difference between the option price and the fair market value of the stock on the date the option is exercised will be taxable as ordinary income to the optionee and will be deductible by the Company as compensation on such date. Gain or loss on the subsequent sale of such stock will be eligible for capital gain or loss treatment by the optionee and will have no federal income tax consequences to the Company.

An exchange of Common Stock in payment of the option price in the case of a Non-qualified Option is considered a tax-free exchange by the optionee to the extent of a like number of new shares, with the new shares retaining the basis and holding period of the old shares. The fair market value of any additional shares transferred to the optionee (representing the excess of the fair market value of all of the new shares over the fair market value of all of the old shares) will constitute ordinary income to the optionee and be deductible by the Company. This amount then becomes the optionee's basis in such shares.

With respect to Incentive Stock Options, if the optionee does not make a disqualifying disposition of stock acquired on exercise of such option, no income for federal income tax purposes will result to such optionee upon the granting or exercise of the option (except that the amount by which the fair market value of the stock at time of exercise exceeds the option price will be a tax preference item under the expanded alternative minimum tax), and in the event of any sale thereafter any amount realized in excess of cost will be taxed as long-term capital gain and any loss sustained will be long-term capital loss. In such case, the Company will not be entitled to a deduction for federal income tax purposes in connection with the issuance or exercise of the option. A disqualifying disposition will occur if the optionee makes a disposition of such shares within two years from the date of the granting of the option or within one year after the transfer of such shares. If a disqualifying disposition is made, the difference between the option price and the lesser of (i) the fair market value of the stock at the time the option is exercised or (ii) the amount realized upon disposition of the stock will be treated as ordinary income to the optionee at the time of disposition and will be allowed as a deduction to the Company.

An exchange of Common Stock in payment of the option price in the case of an Incentive Stock Option, if the exchange is not a disqualifying disposition of the stock exchanged, is considered to be tax-free. Under proposed regulations, a number of shares received upon exercise equal to the number of shares exchanged will have a basis equal to the basis of the shares exchanged and the remaining shares received will have a zero basis.

An exchange of statutory option stock to acquire other stock on exercise of an Incentive Stock Option is a taxable recognition transaction with respect to the stock disposed of if the minimum statutory holding period for such statutory option stock has not been met. Statutory option stock includes stock acquired through exercise of an Incentive Stock Option, a restricted stock option or an option granted under an employee stock purchase plan. If there is such a premature disposition, ordinary income is attributed to the optionee (and will be deductible by the Company) to the extent of the optionee's "bargain" purchase on acquisition of the surrendered stock, and the post-acquisition appreciation in value of such stock is taxed to optionee as a short-term gain if held for less than the applicable holding period for long-term capital gains, and long-term capital gain if held for such applicable holding period, and will not be deductible by the Company.

A portion of the excess of the amount deductible by the Company over the value of options when issued may be subject to the alternative minimum tax imposed on corporations. With respect to SARs, the fair market value of shares issued and the amount of cash paid by the Company upon exercise of such rights will be taxable as ordinary income to the holder of the rights and will be deductible by the Company, in each case on the date of exercise. Gain or loss on the subsequent sale of such shares will be eligible for capital gain or loss treatment by the recipient and will have no federal income tax consequences to the Company.

With respect to grants of restricted stock, shares may be granted to an employee without recognition of income by the employee as long as the shares are not transferable and remain subject to a substantial risk of forfeiture. Upon the lapse of any restrictions on the transferability of the shares or the lapse of the conditions creating the risk of forfeiture, the employee is required to recognize ordinary income to the extent of the excess of the fair market value of the shares, determined at the time of the lapse of the applicable restrictions, over the price, if any, paid for the shares. The employee may, alternatively, elect to recognize income at the date of the award, in the amount of the then difference between the value of unrestricted shares and the price, if any, paid by the employee for the restricted shares. The Company is allowed a deduction in an amount equal to the income recognized by the employee in the year such income is recognized. Unless the election referred to above is made, dividends received during the continuation of restrictions on shares will be taxable to the employee as ordinary income for the periods in which such dividends are received, and such dividends will be deductible by the Company as compensation, Dividends received after such election has been made or after the restrictions cease to apply will be taxed as dividends to the employee and will not be deductible by the Company.

The tax consequences with respect to grants of performance stock will depend upon the structure of such awards.

The described tax consequences are based on current laws, regulations and interpretations thereof, all of which are subject to change. In addition, the discussion is limited to federal income taxes and does not attempt to describe state and local tax effects which may accrue to participants or the Company.

Vote Required for Approval; Board Recommendation

The affirmative vote of a majority of outstanding shares of Common Stock at the Meeting, at which a quorum is present, is necessary to approve the proposal to amend the Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF APPROVAL OF THE AMENDMENT TO THE 1998 STOCK INCENTIVE PLAN.

MISCELLANEOUS

The Company's 2002 Annual Report to Stockholders is being mailed to stockholders contemporaneously with this Proxy Statement.

Cost of Solicitation

All expenses incurred in the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited on behalf of the Company by directors, officers and employees of the Company or by telephone or telecopy. The Company will reimburse brokers and others holding Common Stock as nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock and obtaining their proxies.

Proposals of Security Holders

Proposals of stockholders intended to be presented at the 2004 Annual Meeting of Stockholders under SEC Rule 14a-8 must be received by the Secretary of the Company at the Company's principal executive offices for inclusion in the Company's Proxy Statement and form of proxy relating to the 2004 annual meeting no later than December 19, 2003.

Notice of stockholder matters intended to be submitted at the next annual meeting outside the processes of Rule 14a-8 will be considered untimely if not received by the Company by March 3, 2004.

By order of the Board of Directors.
DAVID B. BAKER Secretary
Dated: April 17, 2003

APPENDIX A

THE MIDDLEBY CORPORATION

Audit Committee Charter

1.    PURPOSE AND AUTHORITY

The Audit Committee is appointed by the Board of Directors (the "Board") of The Middleby Corporation (the "Company") for the primary purposes of:

  (i)
  Fulfilling the Board's oversight responsibilities as they relate to the Company's accounting policies and internal controls, financial reporting practices and legal and regulatory compliance; and

  (ii)
  Maintaining, through regularly scheduled meetings, a line of communication between the Board and the Company's financial management and independent auditors.

The Company shall provide appropriate funding, as determined by the Audit Committee, for compensation to the independent auditor and any advisers that the Audit Committee chooses to retain.

2.    MEMBERSHIP

The Audit Committee shall consist of three or more independent directors (as determined by the Board from time to time) who satisfy the independence requirements under applicable law, rules and regulations and of the Nasdaq Stock Market, Inc. ("Nasdaq"). Members of the Committee shall be appointed by the Board and may be removed by the Board in its discretion. Each member of the Audit Committee must be able to read and understand financial statements, including the Company's balance sheet, income statement and cash flow statement. The Chair of the Audit Committee, or at least one other member of the Audit Committee, must be a person who has been determined by the Board to be an "audit committee financial expert" as that term is defined by applicable law, rules and regulations and Nasdaq. The Chair shall be appointed by the Board.

3.    POWERS AND RESPONSIBILITIES

A.    Financial Reporting

  (i)
  Review, with management and the independent auditors, critical accounting policies and practices and other significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements;

  (ii)
  Ask management and the independent auditors about significant exposure risks and the plans to appropriately control such risks;

  (iii)
  Resolve disagreements between management and the independent auditors regarding financial reporting; and

  (iv)
  Establish procedures, in accordance with applicable law, rules and regulations, for (a) receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  Annual Financial Statements

  (v)
  Review the annual financial statements and determine whether they are consistent with the information known to Audit Committee members;

  (vi)
  Inquire as to the existence and substance of any significant accounting accruals, reserves or estimates made by management that had or may have a material impact on the financial statements;

  (vii)
  Review with the independent auditors any problems encountered in the course of their audit, including any change in the scope of the planned audit work and any restrictions placed on the scope of such work and any management letter provided by the independent auditors and management's response to any such letter;

  (viii)
  Review with the independent auditors the adequacy of the Company's internal controls and any significant findings and recommendations;

  (ix)
  Meet with management and the independent auditors to review the financial statements and results of the audit;

  (x)
  Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit;

  (xi)
  Review changes in accounting or auditing policies, including resolution of any significant reporting or operational issues affecting the financial statements; and

  (xii)
  Prepare the report of the Audit Committee, required by applicable laws, rules and regulations, to be included in the proxy statement for each annual stockholders meeting.

  Interim Financial Statements

  (xiii)
  Review (by full Committee or Chair) with management and the independent auditors the Company's quarterly financial statements in advance of filings with the U.S. Securities and Exchange Commission (the "SEC").

B. Internal Controls and Audit Coverage

  (i)
  Evaluate whether senior management is setting the appropriate tone by communicating the importance of internal controls and ensuring that appropriate individuals possess an understanding of their roles and responsibilities;

  (ii)
  Confirm that internal control recommendations made by independent auditors have been addressed by management;

  (iii)
  Confirm that management and the independent auditors keep the Audit Committee informed about fraud, illegal acts, deficiencies in internal controls and certain other matters;

  (iv)
  Review communications required to be submitted by the independent auditors concerning (a) critical accounting policies and practices used, (b) alternative treatments of financial information within generally accepted accounting principles ("GAAP") that have been discussed with management and the ramifications of such alternatives and the accounting treatment preferred by the independent auditors, and (c) any other material written communications with management; and

  (v)
  Establish and maintain a schedule of formal direct reporting to the Audit Committee by the Company's internal auditor.

C. External Audit

The Company's independent auditors are ultimately accountable to the Audit Committee, which has the sole authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors. In connection with its oversight of the external audit, the Audit Committee shall:

  (i)
  Have the sole authority to appoint and replace (subject to stockholder approval, if deemed advisable by the Board of Directors) the independent auditors;

  (ii)
  Have the sole authority to approve the engagement letter and the fees to be paid to the independent auditors;

  (iii)
  Pre-approve all audit and permitted non-audit services to be performed by the independent auditors (subject to the de minimis exceptions under applicable law, rules and regulations). However, the Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant such pre-approvals, and the decisions of any member to whom such authority is delegated shall be presented to the full Audit Committee at its next regularly scheduled meeting. In determining whether to pre-approve permitted non-audit services, the Audit Committee (or the members with authority to pre-approve) shall consider whether the auditor's performance of such services is compatible with independence;

  (iv)
  Obtain confirmation and assurance as to the independence of the independent auditors, including ensuring that they submit on a periodic basis (not less frequently than annually) to the Audit Committee a formal written statement delineating all relationships between such independent auditors and the Company;

  (v)
  Review and evaluate the performance of the independent auditors, as the basis for a decision to reappoint or replace the independent auditors; and

  (vi)
  Assure regular rotation of the lead audit partner, as required by applicable law, rules and regulations, and consider whether rotation of the independent auditor is necessary to ensure independence.

D. Other Responsibilities

  (i)
  Hold Audit Committee meetings at least quarterly and meet at least annually with each of the chief financial officer and the independent auditors;

  (ii)
  Review and make approval decisions regarding all "related-party transactions";

  (iii)
  Meet with the independent auditors, internal auditors, and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately;

  (iv)
  As appropriate, obtain advice and assistance from outside legal, accounting or other advisers and determine the funding for such advice and assistance which shall be paid by the Company;

  (v)
  If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist;

  (vi)
  Perform such other oversight functions as may be requested by the Board;

  (vii)
  Review and reassess annually the adequacy of this Charter and recommend any proposed changes to the Board; and

  (viii)
  Regularly update the Board about Audit Committee activities and make appropriate recommendations.

4.    MEETINGS

Meetings of the Audit Committee shall be scheduled as deemed necessary by the Chair. Members of management, the independent auditors, and other independent consultants requested by the Audit Committee will attend the Audit Committee meetings when and as may be requested by the Audit Committee.

A simple majority of the members of the Audit Committee, but not less than two, shall constitute a quorum. A majority of the members present at any meeting at which a quorum is present may act on behalf of the Audit Committee. The Audit Committee will meet at such times as shall be determined by the Chair, or upon the request of any two of its members. The Chair will preside, when present, at all Audit Committee meetings. Minutes of Audit Committee meetings will be recorded as directed by the Chair and will be subject to review by the Chair.

In discharging its responsibilities, the Audit Committee may meet privately with independent consultants and is free to speak directly and independently with the independent auditors and any members of management or employees.

The Chair will periodically report the Audit Committee's findings, conclusions and recommendations to the Board and present to the Board an annual performance evaluation of the Audit Committee.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with GAAP. This is the responsibility of management and the independent auditors.

APPENDIX B

THE MIDDLEBY CORPORATION

1998 STOCK INCENTIVE PLAN

Introduction

        This document contains the provisions of The Middleby Corporation 1998 Stock Incentive Plan, as adopted effective as of February 19, 1998 (the "Effective Date"). The purpose of this Plan is to provide a means to attract and retain employees of experience and ability and to furnish additional incentives to them.

ARTICLE I

Definitions

        1.1.    "Board"  means the Company's Board of Directors.

        1.2.    "Code"  means the Internal Revenue Code of 1986, as amended.

        1.3.    "Company"  means The Middleby Corporation, a Delaware corporation.

        1.4.    "Eligible Employee"  means any employee of an Employer.

        1.5.    "Employer"  means the Company or any affiliate or subsidiary of the Company.

        1.6.    "Fair Market Value"  means, as of any date, the closing price of Stock on the national stock exchange or automated quotation system on which the Stock is then listed or, if there was no trading in Stock on that date, the closing price of Stock on such exchange or automated quotation system on the next preceding date on which there was trading in Stock.

        1.7.    "Grant"  means any award of Options, Stock Appreciation Rights, Restricted Stock or Performance Stock (or any combination thereof) made under this Plan to an Eligible Employee.

        1.8.    "Option"  means any stock option granted under this Plan.

        1.9.    "Performance Stock"  means Stock issued pursuant to Article VII of this Plan.

        1.10.    "Plan"  means The Middleby Corporation 1998 Stock Incentive Plan, as set out in this document and as subsequently amended.

        1.11.    "Recipient"  means an Eligible Employee to whom a Grant has been made.

        1.12.    "Restricted Stock"  means Stock transferred to a Recipient in a Grant which is, at the date on which the Grant is made, both (i) not "transferable" and (ii) "subject to a substantial risk of forfeiture," within the meaning of Section 83 of the Code.

        1.13.    "Stock"  means the Company's authorized common stock, par value $.01 per share.

        1.14.    "Stock Appreciation Right"  means a right transferred to a Recipient under a Grant which entitles the Recipient, upon exercise, to receive a payment (in cash, Stock or a combination of cash and Stock) which is equal to the increase (if any) in the Fair Market Value of a share of Stock between the date as of which the Grant was made and the date as of which the right is exercised.

        1.15.    The masculine gender includes the feminine, and the singular number includes the plural, unless a different meaning is clearly required by the context.

ARTICLE II

Stock Available for Grants

        2.1.    1,100,000 shares of Stock are available for Grants under the Plan. The Stock available for Grants may include unissued or reacquired shares. If a Grant expires or is canceled, any shares which were not issued or fully vested under the Grant at the time of expiration or cancellation will again be available for Grants.

        2.2.    If there is a merger, consolidation, stock dividend, split-up, combination or exchange of shares, recapitalization or change in capitalization with respect to Stock, the total number of shares provided for in Section 2. 1. will be adjusted by the Board to accurately reflect that event.

ARTICLE III

Making Grants

        3.1.    (a)    The Board may, at any time while the Plan is in effect and there is Stock available for Grants, make Grants to Eligible Employees; provided, that the selection of Eligible Employees for participation and decisions concerning the timing, pricing and amount of a Grant shall be made solely by a committee consisting solely of two or more directors. The number of shares of Stock granted in a fiscal year to each executive officer whose compensation is subject to reporting in the Company's annual proxy statement (an "Executive Officer") shall not exceed 100,000 shares for any fiscal year during which he serves as an Executive Officer, except that a grant of 200,000 shares may be made to Selim A. Bassoul in 2002.

          (b)    No Grant may be made after February 19, 2008.

          (c)    All grants and any exercises of Grants are conditioned upon stockholder approval of the Plan as described in Section 9.2.

          (d)    If there is a merger, consolidation, stock dividend, split-up, combination or exchange of shares, recapitalization or change in capitalization with respect to Stock, or any other corporate action with respect to Stock which, in the opinion of the Board, adversely affects the relative value of a Grant, the number of shares and the exercise price (in the case of an Option) of any Grant which is outstanding at the time of that event will be adjusted by the Board to the extent necessary to remedy the adverse effect on the Grant's value.

        3.2.  (a)    The terms of each Grant will be set out in a written agreement.

          (b)    Subject to the applicable provisions of Article IV, VI, VI or VII, a Grant may contain any terms and conditions which the Board determines, as long as they are consistent with the provisions of the Plan. Such terms may, without limitation, include provisions that Grants shall terminate upon termination of employment in specified circumstances.

ARTICLE IV

Options

        4.1.    The terms of each Option must include the following:

            (i)  The name of the Recipient.

          (ii)  The number of shares which are subject to the Option.

          (iii)  The term over which the Option may be exercised.

          (iv)  A requirement that the Option is not transferable by the Recipient except by will or the laws of descent and distribution and that, during his lifetime, it is exercisable only by him. Provided that, subject to the approval of the Board, an Option may be transferable as permitted under 17 C.F.R. sec. 240.16b-3 and 5, as long as such transfers are made to one or more of the following: family members, including children of the Recipient, the spouse of the Recipient, or grandchildren of the Recipient, trusts for such family members or charities ("Transferees"), and provided that such transfer is a bona fide gift and accordingly, the Recipient receives no consideration for the transfer, and that the Options transferred continue to be subject to the same terms and conditions that were applicable to the Options immediately prior to the transfer. In the event of such a transfer, the Transferee may not subsequently transfer this Option. The designation of a beneficiary shall not constitute a transfer.

          (v)  A statement of whether the Option is intended to be an "incentive stock option" under Section 422 of the Code or a "nonstatutory stock option".

        4.2.    An Option which is intended to be an incentive stock option under Section 422 of the Code must contain the following terms:

            (i)  The exercise price per share must be at least 100% of the Stock's Fair Market Value on the date the Option is granted.

          (ii)  The aggregate Fair Market Value (as of the date the Option is granted) of Stock with respect to which incentive stock options are exercisable for the first time by the Recipient during any calendar year (under all stock option plans of the Employers) may not exceed $100,000.

          (iii)  The term over which the Option may be exercised may never exceed ten years from the date of Grant.

          (iv)  If the Recipient, at the time the option is granted, owns 10% or more of the voting stock of an Employer (including Stock which he is deemed to own under Section 424(d) of the Code), the exercise price must be at least 110% of the Stock's Fair Market Value as of the Option's date of grant, and the term of the Option may not be more than five years from the date of grant.

        4.3.    (a)    An Option may be exercised, in whole or part, at any time during its term, subject to any specific conditions in the Option's terms and any rules adopted by the Board for the exercise of Options.

          (b)  A Recipient may pay the exercise price of an Option in cash or, in the Board's discretion, in shares of Stock owned by him (valued at Fair Market Value), with a note payable to the Company, or in a combination of cash, notes and shares of Stock.

          (c)  The following rules apply to the exercise of Options:

              (i)  If a Recipient dies, any Option may, to the extent it was exercisable at his death, be exercised by his estate, within one year after his date of death or such shorter period as the Option may provide.

            (ii)  If a Recipient terminates employment because he has become permanently and totally disabled, he may exercise any Option to the extent it was exercisable at his termination of employment, but only within one year after his termination of employment or such shorter period as the Option may provide.

            (iii)  If a Recipient terminates employment for any reason other than death or permanent and total disability, he may exercise any Option to the extent it was exercisable at his termination of employment, but only within three months after his termination of employment or such shorter or longer period as the Option may provide.

            (iv)  Subparagraph (i), (ii) or (iii) can never operate to make an Option exercisable beyond the term for which it was granted.

          (d)    To the extent an Option is not exercised before the expiration of its term or before the expiration of any shorter exercise period under paragraph (c), it will be canceled.

ARTICLE V

Stock Appreciation Rights

        5.1.    The terms of each Grant of Stock Appreciation Rights must include the following:

            (i)  The name of the Recipient.

          (ii)  The number of Stock Appreciation Rights which are being granted.

          (iii)  The term over which the Stock Appreciation Rights may be exercised. This term may never exceed ten years from the date of Grant.

          (iv)  A description of any events which will cause cancellation of the Stock Appreciation Rights before the end of the term described in subparagraph (iii).

          (v)  Whether or not the Stock Appreciation Rights are issued in tandem with any Option, and, if so, the manner in which the Recipient's exercise of one affects his right to exercise the other.

          (vi)  A requirement that the Stock Appreciation Rights are not transferable by the Recipient except by will or the laws of descent and distribution and that during his lifetime such Rights are exercisable only by him.

        5.2.    Stock Appreciation Rights which are issued in tandem with an Option which is intended to be an incentive stock option under Section 422 of the Code must contain the following terms:

            (i)  They will expire no later than at the expiration of the Option.

          (ii)  Payment under the Stock Appreciation Rights may not exceed 100% of the difference between the exercise price of the Option and the Fair Market Value of Stock on the date the Stock Appreciation Rights are exercised.

          (iii)  They are transferable only when the Option is transferable, and under the same conditions.

          (iv)  They are exercisable only when the Option is exercisable.

          (v)  They may only be exercised when the Fair Market Value of Stock exceeds the exercise price of the Option.

        5.3.    (a)    Stock Appreciation Rights may be exercised at any time during their term, subject to Section 5.2., to any specific conditions in their terms and to any rules adopted by the Board for the exercise of Stock Appreciation Rights.

          (b)    Determination of the form of payment upon exercise of a Stock Appreciation Right (cash, Stock or a combination of cash and Stock) is solely in the discretion of the Board.

ARTICLE VI

Restricted Stock

        6.1.    The terms of each Grant of Restricted Stock must include the following:

            (i)  the name of the Recipient.

          (ii)  the number of shares of Restricted Stock which are being granted.

          (iii)  whether the Recipient must pay any amount in connection with the Grant and if so, the amount and terms of that payment. Such amount shall not exceed 10% of the Fair Market Value of the Restricted Stock at the time the Grant is made, and may be such lesser amount as shall be determined by the Board.

          (iv)  description of the restrictions applicable to the Grant and the conditions on which the restriction may be removed.

ARTICLE VII

Performance Stock

        7.1.    The terms of each grant of Performance Stock must include the following:

            (i)  the name of the Recipient.

          (ii)  the number of shares of Performance Stock which are being granted.

          (iii)  details of the applicable performance period, if any, and performance criteria, if any.

          (iv)  whether the Recipient must pay any amount in connection with the Grant and if so, the amount and terms of that payment.

ARTICLE VIII

Administration

        8.1.    Subject to Section 3.l(a) hereof, the complete authority to control and manage the operation and administration of the Plan is placed in the Board.

        8.2.    Subject to Section 3.l(a) hereof, the Board has all authority which is necessary or appropriate for the operation and administration of the Plan, including the following:

          (a)    To make Grants and determine their terms, subject to the provisions of the Plan.

          (b)    To interpret the provisions of the Plan.

          (c)    To adopt any rules, procedures and forms necessary for the operation and administration of the Plan which are consistent with its provisions.

          (d)    To determine all questions relating to the eligibility and other rights of all persons under the Plan.

          (e)    To keep all records necessary for the operation and administration of the Plan.

          (f)    To designate or employ agents and counsel (who may also be employed by an Employer) to assist in the administration of the Plan.

          (g)    To cause any shares of Stock acquired by a Recipient through exercise of a Grant to be recorded on the Company's records in the Recipients' name, and to cause such shares to be issued to the Recipient or to his brokerage account, as he elects.

          (h)    To cause any withholding of tax required in connection with a Grant to be made.

ARTICLE IX

Amendment and Termination

        9.1.    The Plan may be amended or terminated at any time by action of the Board. However, no amendment may, without stockholder approval:

            (i)  increase the aggregate number of shares available for Grants (except to reflect an event described in section 2.2); or

          (ii)  extend the term of the Plan; or

          (iii)  change the definition of Eligible Employee for purposes of the Plan.

        9.2.    If the Plan is not, within twelve months of its Effective Date, approved by a majority of the shares voted at a regular or special meeting of the Company's stockholders, the Plan will terminate and all Grants made under it will be canceled.

        9.3.    No amendment or termination of the Plan (other than termination under Section 9.2.) may adversely modify any person's rights under an Option unless he consents to the modification in writing.

ARTICLE X

Miscellaneous

        10.1.    Neither the provisions of this Plan, nor the fact that a Recipient receives a Grant will constitute or be evidence of a contract of employment, position or compensation level, or give such Recipient any right to continued employment with the Employer. Neither the provisions of this Plan nor the fact that a Recipient receives a Grant will be construed as the Company's guarantee of the tax effects for the Recipient of the receipt of a Grant, transfer of the same, exercise of the same, or the retention or sale of the underlying Stock.

        10.2.    If any provision of this Plan is held illegal or invalid for any reason, such illegality or invalidity will not affect the remaining provisions. Instead, each provision is fully severable and this Plan will be construed and enforced as if any illegal or invalid provision had never been included.

        10.3.    Except as provided in federal law, the provisions of the Plan will be construed in accordance with the laws of Illinois, without giving effect to principles of conflicts of laws.

THE MIDDLEBY CORPORATION
1400 Toastmaster Drive, Elgin, IL 60120
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints William F. Whitman, Jr., and David B. Baker, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the 2003 Annual Meeting of Stockholders of THE MIDDLEBY CORPORATION (the "Company") to be held at the Company's facility located at 1400 Toastmaster Drive, Elgin, Illinois at 10:30 a.m. local time, on Thursday, May 15, 2003, or at any adjournment thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock of the Company which the undersigned may be entitled to vote at said Meeting as follows:

1.	ELECTION OF DIRECTORS
	/ / FOR all nominees listed below (unless name of nominee is crossed out)	/ / WITHHOLD AUTHORITY
Selim A. Bassoul Robert R. Henry A. Don Lummus John R. Miller III Philip G. Putnam David P. Riley Sabin C. Streeter W. Fifield Whitman III Laura B. Whitman William F. Whitman, Jr. Robert L. Yohe
2.	RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITOR FOR FISCAL YEAR ENDED JANUARY 3, 2004.
/ / FOR / / AGAINST / / ABSTAIN
3.	PROPOSAL TO AMEND THE 1998 STOCK INCENTIVE PLAN
/ / FOR / / AGAINST / / ABSTAIN
4.	IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING (which the Board of Directors does not know of prior to April 18, 2003)
/ / FOR / / AGAINST / / ABSTAIN

        Management recommends your vote FOR all proposals.

This Proxy is continued on the reverse side. Please sign on the reverse side and return promptly.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS, FOR RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITOR FOR FISCAL YEAR ENDED JANUARY 3, 2004, FOR THE PROPOSAL TO AMEND THE 1998 STOCK INCENTIVE PLAN, AND WILL CONFER THE AUTHORITY IN PARAGRAPH 4.

        Receipt is hereby acknowledged of the Notice of the Meeting and Proxy Statement dated April 18, 2003, as well as a copy of the 2002 Annual Report to Stockholders.

Date:	, 2003.

(Signature(s) of stockholder(s))

When signing as attorney, executor, administrator, trustee or guardian, please give title. Each joint owner is requested to sign. If a corporation or partnership, please sign by an authorized officer or partner. Please sign in the same manner as your certificate(s) is (are) registered.

Please complete, date, sign and return this proxy in the envelope provided.

QuickLinks

2003 ANNUAL MEETING OF STOCKHOLDERS May 15, 2003 PROXY STATEMENT GENERAL
HOLDINGS OF STOCKHOLDERS, DIRECTORS, DIRECTOR NOMINEES, AND EXECUTIVE OFFICERS
PROPOSAL NO. 1 — ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION/SAR GRANTS IN LAST FISCAL YEAR
Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
PROPOSAL NO. 2 — RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSAL NO. 3 — APPROVAL OF AN AMENDMENT TO THE 1998 STOCK INCENTIVE PLAN
MISCELLANEOUS
  APPENDIX A
THE MIDDLEBY CORPORATION 1998 STOCK INCENTIVE PLAN